EXHIBIT 32.2


                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                               CET SERVICES, INC.
                      PURSUANT TO 18 U.S.C. SECTION 1350


     I certify that, to the best of my knowledge, the Quarterly Report on Form 10-QSB of CET Services, Inc. for the period ending September 30, 2007:

     (1) complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of CET Services, Inc.


/s/ Dale W. Bleck
Dale W. Bleck
Chief Financial Officer
November 14, 2007


A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to CET Services, Inc. and will be retained by CET Services, Inc. and furnished to the Securities and Exchange Commission upon request.